EXHIBIT 23(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Post-effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-46528) of CH Energy Group, Inc. of our report, dated January 26, 2001, relating to the financial statements which appears in the Annual Report of CH Energy Group, Inc. on Form 10-K for the year ended December 31, 2000.


/s/  PRICEWATERHOUSECOOPERS L.L.P.

New York, New York
July 18, 2001